FIRST AMENDMENT TO CONTRIBUTION AGREEME T

This FIRST AMENDME  T TO CO TRIBUTIOAGREEME T (this 'Amendment )

is made as of the 8th day of June 2022 (the "Amendment Date") by and among Lodging Fund REIT III OP, LP a Delaware limited partnership (the 'Operating Partnership ) and mith/Curry Hotel Group HR-Harris LLC a orth Carolina limit d liability company (the' Contributor').

WHEREA , Contributor and Operating Partnership entered into that certain Contribution Agreement dated March 21, 2022 (the 'Agreement') for the contribution of a 112-room hotel business known as the Hilton Garden Inn Charlotte orth located at 9315 tatesvill Road Charlotte  orth Carolina 28269 (the Property );

WHEREA  during the course of Operating Partner hip's due diligence studies the Op rating Partner hip ha realized that it will need an extension to the Due Diligence Period (as defined in the Agreement);

OW THEREFORE, for valuable considerationthe receipt of which is her by acknowl dged, the parties agree as follows:

1.Capitalization. All capitalized terms u ed herein will have the meaning ascribed to those terms in the Agr ement, unless otherwise sp cifi. d herein.

2.Due Diligence Period.ection 2.17.1 hall remain in full force and effect xcept that the Due Diligence Period shall now extend until 11:59 PM on June 15 2022.

3.Conflict; Counterparts.In the event of any conflict between the termof thi Amendment and the Agreem nt this Am ndrnent shall control. This Am ndment may be executed in multiple counterpart via facsimile or mail in .PDF format each of which hall b d emed to be an original but such counterparts when taken together hall con titute but one Amendment.

4.uccessors and Assigns. Thi Amendment shall be binding upon and inur to the benefit of, the parties hereto and their respective succe ors administrators and assigns.

5.Ratifi.cation. Except at forth above the terms of the Agreement are her by ratified and confirmed in their entirety.

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IN WITNESS WHEREOF this Amendment has been duly executed by the parties hereto as of the day and year first above written.

SELLER:

Smith/Curry Hotel Group HR-Harris LLC a North Carolina limited liability company

By: /s/ Timothy Fridley

Timothy Fridley, Manager

[OPERATING PARTNERSHIPS SIGNATURE PAGE TO FOLLOW]

OPERATING PARTNERSHIP:

LODGING FUND REIT III OP, LP

A Delaware limited partnership

By: Lodging Fund REIT IIII Inc. Its: General Partner

By: /s/ David R. Durell

Name: David R. Durell

Title: Chief Investment Officer